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EXHIBIT 10.6

                               AMENDMENT TO LEASE

     THIS AGREEMENT is made this 11th day of April, 2000 by and between 1126 WEST ALLIS OPERATING ASSOCIATES, Limited Partnership, herein called "Lessor" and MERGE TECHNOLOGIES, INC., herein called "Lessee".

                                    RECITALS

     WHEREAS, Whitnall Summit Company, LLC, leased office space to Lessee under a Lease Agreement dated May 24, 1996, "1996 Lease" and under a Lease Agreement dated January 30, 1998, "1998 Lease", collectively "Leases", and

     WHEREAS, Lessor has succeeded to the right, title and interest of Whitnall Summit Company, LLC, and

     WHEREAS, the Leases have been modified by various Supplemental Office Space Leases to provide for Lessee's use and occupancy of storage space, and

     WHEREAS, Lessor and Lessee desire to change, modify and alter said Leases,

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants contained herein and in said Leases, the parties hereto agree as follows:

     1. Expansion of Premises. The Premises demised under the 1996 Lease shall be expanded as described in paragraphs 1 a. through e. below and as shown on Exhibit "A" attached hereto, "Expanded Premises":

          a. Phase I. Effective June 16, 2000, the Premises shall be expanded by 5,500 rental square feet. The rental rate for Phase I space shall be $12.10 per square foot, a monthly rental $5,545.83, payable each month for the period June 16, 2000 through June 15, 2001. The tenant improvement allowance for Phase I shall be $82,500.00.

          b. Phase II A. Effective June 16, 2001, the Premises shall be expanded by an additional 5,500 rentable square feet which, together with Phase I space, represents a total expansion of 11,000 rentable square feet. The rental rate for 11,000 square feet shall be $12.60 per square foot, a monthly rental of $11,550.00, payable each month for the period June 16, 2001 through June 15, 2002. The tenant improvement allowance for Phase II A shall be $82,500.00.

          c. Phase II B. Effective June 16, 2002, the Premises shall be further expanded by an additional 5,545 rentable square feet which, together with Phase I and Phase II A space, represents a total expansion of 16,545 rentable square feet. The rental rate for 16,545 square feet shall be $13.10 per square foot, a monthly rental of $18,061.63, payable each month for the period June 16, 2002 through June 15, 2003. The tenant improvement allowance for Phase II B shall be $82,500.00.

          d. Effective June 16, 2003, the rental rate for the 16,545 rentable square foot expansion of the Premises shall be $13.60 per square foot, a monthly rental of $18,751.00, payable each month for the period June 16, 2003 through June 15, 2004.

          e. Effective June 16, 2004, the rental rate for the 16,545 rentable square foot expansion of the Premises shall be $14.10 per square foot, a monthly rental of $19,440.38, payable each month for the period June 16, 2004 through June 15, 2005.



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2. Lease Term.

          a. The term applicable to the Expanded Premises under the 1996 Lease shall be five (5) years commencing June 16, 2000, and expiring June 15, 2005.

          b. The term applicable to the Leases and the Supplemental Office Space Leases shall be extended for a period of nine (9) months and fifteen (15) days, from September 1, 2004 to June 15, 2005, the "Extended Term".

     3. Improvements. Lessor shall endeavor to complete improvements in the amounts set forth above prior to the effective date of each phase. As part of the improvements allowance, Lessor's architect shall prepare plans and specifications for Lessee's review and approval, and upon such approval, Lessor's contractor shall complete the improvements. In the event the cost of the improvements requested by Lessee exceeds the improvement allowance cited above, Lessee shall, within ten (10) days following receipt of Lessor's statement of construction costs, pay to Lessor the amount of any such excess cost.

     4. Base Monthly Rent. The Base Monthly Rent payable by Lessee for the Expanded Premises shall be as set forth in paragraph 2 of this Agreement. The Base Monthly Rent payable during the Extended Term for all other space demised under the Leases and Supplemental Office Space Leases shall be equal to the Base Monthly Rent payable for May 2005, as set forth in such Leases.

     5. Acceleration of Effective Dates. In the event Lessee desires to occupy Phase I, II A or II B space prior to the effective date designated for such phase, Lessee shall notify Lessor in writing of same and Lessor shall complete improvements approved by Lessee. Upon any such prior occupancy of space, the effective date for the inclusion of said space and the start date of the payment of rent for same shall be adjusted to reflect the accelerated effective date of occupancy. However, in no event shall any acceleration of the effective dates under this paragraph change the expiration dates of the Leases as set forth in paragraph 2.

     All remaining terms and conditions of the Leases shall remain in full force and effect with no alterations or modifications other than those outlined above.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and year first above written.

LESSOR                                       LESSEE

1126 WEST ALLIS OPERATING                    MERGE TECHNOLOGIES, INC.
ASSOCIATES, Limited Partnership

By: BGK Properties, Inc.,                    By: /s/ Colleen M. Doan
General Partner

     By: /s/ Cheryl Willoughby               Its CFO
     Senior Vice President

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